EXHIBIT 99.1

                             Audit Committee Charter
                                       of
                            OnLine Power Supply, Inc.

     I.       Membership

     The audit committee shall be composed of a minimum of three members. As long as the Company is designated a Small Business, the audit committee may include one member who is an officer of the company and two members who are independent, outside directors; however, a majority of the members must be independent of management at all times. When the Small Business designation changes, or at the discretion of the Board of Directors, all audit committee members shall be independent directors as defined by the SEC. Committee members who are independent directors or others serving on the committee shall be free from relationships that may, in the opinion of the Board of Directors, interfere with their ability to exercise independent judgment as a committee member. Each member of the audit committee shall be capable of reading and understanding fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement or be able to do so within a reasonable period of time after his or her election to serve on the committee.

     A former officer of the company may serve on the audit committee during this period of small business status (even though the former officer is receiving pension or deferred compensation payments from the company) if, in the opinion of the Board of Directors, the former officer is able to exercise independent judgment and will significantly assist the committee to function by furnishing information about the company and its operations. However, at all times, a majority of the committee members will be outside directors not formerly serving in any capacity within the company.

     The members of the Committee shall be nominated and elected to serve on the committee by the Board of Directors. The initial committee members will be the Chief Executive Officer of the Company and two independent directors. The organizational meeting will be held to adopt the charter and to appoint the initial members who will serve until their successors shall be duly qualified and elected. Unless a chairman is elected by the full Board of Directors, the members of the Committee may designate a chairman by majority vote of the full Committee membership. Vacancies may be filled by the Board of Directors until a replacement member can be duly elected.


     II.      Purpose

     The primary purpose of the audit committee is to assist the Board of Directors in fulfilling its oversight responsibilities and to accomplish a higher level of compliance for financial reporting by the company. The functions of the audit committee shall include: (1) review of the outside audit efforts of the independent auditors and appraise the overall scope of the audit process, (2) monitor the company's financial reporting process and evaluate the internal accounting control system, (3) consult and communicate with the independent auditors, financial officer(s) and senior management providing a consistent flow of ideas and recommendations for improvements in the reporting system to and from the Board of Directors, management and the outside accountants.


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     III.     Meetings

     The committee shall meet at least annually, or more frequently as circumstances dictate or at the special request of the chairman of the committee. As part of its job to foster open communication, the committee should meet at least annually with the Chief Financial Officer and the independent accountants to discuss any matters that the committee or each of these groups believe should be discussed privately. In addition, the committee, or at least its chairman, should meet at least quarterly with the independent accountants and corporate management to review the Company's financials as prescribed in Article IV.3 below.


     IV.      Responsibilities

     To fulfill its responsibilities the Audit Committee shall:

     Documents/Reports Review

     1.       Review this Charter annually and update it as conditions dictate.

     2. Review the Company's annual financial report (10-K) or other financial information prior to submission to the SEC, or any financial information to be made public, including any certification, report, opinion, or review rendered by the independent accountants.

     3. Review with the Chief Financial Officer and, if the Committee believes it to be advisable, the independent accountants, the 10-Q's and 10-K's prior to their filing. The Chairman of the Committee may represent the entire committee for purposes of these reviews.

     4. The committee shall issue a report to the Board of Directors disclosing whether (1) the committee has reviewed and discussed the audited financial statements with management; (2) the committee has discussed with the independent accountants the matters required to be discussed by SAS 61, as may be modified or supplemented; (3) the committee has received the written disclosures and the letter from the independent accountants required by ISB Standard No. 1, as may be modified or supplemented, and has discussed with the accountants the accountants' independence: and 4) whether, based on the review and discussions referred to in (1)-(3) above, the committee recommended to the Board that the financial statements be included in the Annual Report on Form 10- K or 10-KSB for the last fiscal year for filing with the SEC. These disclosures shall appear over the printed names of each member of the committee, and shall be included in the Company's proxy statement, if said proxy statement relates to an annual meeting of shareholders at which directors are to be elected (or special meeting or written consents in lieu of such meeting). The disclosures shall be made at least once a year.




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     Independent Accountants

     5. The independent accountants are ultimately accountable to the Board of Directors, but they are also responsible for informing and advising the Audit Committee on matters as prescribed by this charter and directive. The Audit Committee will insure the compliance with the rules of independence and recommend changes to the Board of Directors when necessary. As representatives of the shareholders, the Board of Directors has the ultimate authority and responsibility to select, evaluate, and where appropriate, replace the outside accountants (or in the alternative, to nominate an outside accountant to be proposed for shareholder approval in any proxy statement).

     6. After conferring with management, recommend to the Board of Directors the selection of the independent accountants, considering their independence and effectiveness, and approve the auditing fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should discuss with the outside accountants all significant relationships or services that the accountants have that may affect their objectivity and independence to serve as the corporation's independent accountants and to obtain from the accountants a written statement setting forth any relationships between the accountants and the Company as prescribed in ISB Standard No. 1.

     7.       Review the performance of the independent  accountants  and, after
              consultation   with   management,   recommend   discharge  of  the
              independent accountants when circumstances warrant.

     8. Receive copies of the annual comments from the independent auditors on accounting practices and policies and systems of control of the Company, and review with them any questions, comments or suggestions they may have relating thereto.

     9. Take, or recommend that the Board take, appropriate action to oversee the independence of the independent accountants.


     Financial Reporting Processes

     10. Consider and approve, if appropriate, material changes to the Company's auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal accounting department.

     11. Make or cause to be made, from time to time, such other examinations or reviews as the Committee may deem advisable with respect to the adequacy of the systems of internal controls and accounting practices of the Company and with respect to current accounting trends and developments, and take such action with respect thereto as may be deemed appropriate by the Committee.




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     Process Improvement

     12. Establish a regular system of reporting by management to the Audit Committee and reporting procedures for the independent accountants and internal accounting department.

     13. As part of the annual audit process, review the scope of the audit to be performed by the independent accountants.

     14. Review any significant disagreements between management and the independent accountants in connection with the preparation of the financial statements, including the use of estimates in the accounting process or the necessity for exercising disclosure judgments when reporting any financial transaction or preparing footnote disclosures to the financial statements.

     15. Review, at least annually, the then current and future programs of the internal accounting department, including the procedure for assuring implementation of accepted recommendations made by the auditors, and review the implementation of any accepted recommendations.


     Compliance

     16. Review the status of corporate compliance with all laws, regulations and internal control procedures by receiving regularly scheduled reports from management, legal counsel and other third parties as determined by the committee. The committee should stay informed on major legislative and regulatory developments that could materially and adversely impact the Company's contingent liabilities and risks. Be informed about future compliance issues and assure changes to incorporate new policies to address emerging financial reporting issues or conditions.

     17. Perform any other activities consistent with this Charter, as amended, the Company's articles and by-laws, other governing Federal and state laws, and finally as the committee or the Board of Directors deems necessary or appropriate.


                                 Approved:      /s/ Kris Budinger
                                          --------------------------------------
                                                Kris Budinger,  Director

                                 Approved:      /s/ Thomas Glaza
                                          --------------------------------------
                                                Thomas Glaza,  Director

                                 Approved:      /s/ Ron Mathewson
                                          --------------------------------------
                                                Ron Mathewson,  Director



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